UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0375147 (I.R.S. Employer Identification No.)

1 North Waukegan Road North Chicago, Illinois (Address of principal executive offices)	60064-6400 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.500% Senior Notes due 2021 1.500% Senior Notes due 2023	New York Stock Exchange New York Stock Exchange
1.250% Senior Notes due 2024 2.625% Senior Notes due 2028	New York Stock Exchange New York Stock Exchange
2.125% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-249277

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are (i) 0.500% Senior Notes due 2021, (ii) 1.500% Senior Notes due 2023, (iii) 1.250% Senior Notes due 2024, (iv) 2.625% Senior Notes due 2028 and (v) 2.125% Senior Notes due 2029 (collectively, the “Notes”) of AbbVie Inc., a Delaware corporation (“AbbVie” or the “Registrant”). Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of Notes” in the prospectus dated October 19, 2020, included in the Registrant’s registration statement on Form S-4 (File No. 333-249277) that was filed with the Securities and Exchange Commission on October 2, 2020 and became effective on October 16, 2020, and are incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description
4.1	Indenture, dated as of November 8, 2012, between AbbVie Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Amendment No. 5 to AbbVie’s Registration Statement on Form 10 filed on November 16, 2012)
4.2	Supplemental Indenture No. 9, dated May 14, 2020, among AbbVie Inc., U.S. Bank National Association, as trustee, transfer agent and registrar, and Elavon Financial Services DAC, U.K. Branch, as paying agent (including the forms of Global Notes attached as Exhibits A-2, A-3, A-4, A-5 and A-6 to the Supplemental Indenture No. 9) (incorporated by reference to Exhibit 4.15 to AbbVie’s Current Report on Form 8-K filed on May 14, 2020)
4.3	Agency Agreement, dated May 14, 2020, among AbbVie Inc., U.S. Bank National Association, as trustee, transfer agent and registrar, and Elavon Financial Services DAC, U.K. Branch, as paying agent and calculation agent (incorporated by reference to Exhibit 4.16 to AbbVie’s Current Report on Form 8-K filed on May 14, 2020)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ABBVIE INC.

Date: November 20, 2020
	By:	/s/ Robert A. Michael
		Name:	Robert A. Michael
		Title:	Executive Vice President, Chief Financial Officer